APPENDIX 4





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                         EQUIPMENT CONTRIBUTION CONTRACT
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                                       by

                                       and

                                     between


                 BAODING FENGFAN GROUP LIMITED LIABILITY COMPANY


                                       and


                            VALENCE TECHNOLOGY, INC.




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                         EQUIPMENT CONTRIBUTION CONTRACT


     THIS EQUIPMENT CONTRIBUTION CONTRACT (this "Contract") is made as of this 8th day of July, 2003 between Baoding Fengfan Group Limited Liability Company, established under the laws of the People's Republic of China ("PRC"), having legal address at 8 Fuchang Road, Baoding City, Hebei Province, PRC ("Party A") and Valence Technology, Inc., a corporation organized under the laws of the State of Delaware, and having registered address at 301 Conestoga Way, Henderson, Nevada, 89015 United States of America ("USA") ("Party B").

     (Party A or Party B alone may be referred to as a "Party," and together may be referred to as the "Parties.")

                              PRELIMINARY STATEMENT

     This Contract is the Equipment Contribution Contract to be used for Party B's contribution of equipment to the registered capital of Baoding Fengfan-Valence Battery Co., Ltd., a Chinese-foreign equity joint venture company to be established by the Parties (the "Joint Venture Company"). Such contribution is made in accordance with Article 32 of the Joint Venture Contract dated as of July 8, 2003 by and between Party A and Party B, concerning the establishment and operation of the Joint Venture Company (the "Joint Venture Contract"). In addition, Party B and the Joint Venture Company shall enter into certain separate agreements for Party B's transfer of technology to the Joint Venture Company associated with the Joint Venture Company's acquisition of equipment from Party B (the "Contract for Technology Investment").


                                    ARTICLE I
                                   DEFINITIONS

     1.01. Bellcore(LCO) Cells and Bellcore(P1a) Cells. As used herein "Bellcore(LCO) Cells" and "Bellcore(P1a) Cells" shall have the meaning set forth in the Joint Venture Contract signed between Party A and Party B.

     1.02 CONTRIBUTED EQUIPMENT. As used herein the term "Contributed Equipment" shall mean those items listed in ATTACHMENT 1 attached hereto and incorporated herein by reference.

     1.03 PRODUCTION STARTUP. As used herein the term "Production Startup" shall mean the date that all Contributed Equipment, together with all other equipment that may be required for completion of a production line, has been installed and debugged in the Joint Venture Company's production facility to be constructed in Baoding, PRC.


                                   ARTICLE II
                  SHIPMENT, SALE AND INSTALLATION OF EQUIPMENT

     2.01. SHIPMENT AND SALE OF EQUIPMENT. The terms of contribution of the equipment


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will be ex works (EXW) (as defined in Incoterms 2000) at the current location of each such listed equipment. Equipment shipping from Party B's Northern Ireland Facility will be EXW 52 Mallusk Road, Newton Abbey, Northern Ireland BT368PZ, United Kingdom ("Mallusk Facility"). Equipment shipping from Party B's Development facility will be EXW 301 Conestoga Way, Henderson, NV 89015 and equipment shipping from Party B's wharehouse facility in New Jersey will be EXW such warehouse location in New Jersey. The respective responsibilities of Party
B and the Joint Venture Company shall be governed by such terms. Notwithstanding the terms of EXW, title and ownership of the Contributed Equipment shall remain in Party B as delineated in 2.02 below. Party B shall pay or reimburse the Joint Venture Company all costs in connection with the transportation, packaging, shipment and insurance of the Contributed Equipment to arrival at port in China.

     2.02. TITLE, OWNERSHIP. ETC. Title and ownership of the Contributed Equipment shall remain in Party B until the issuance of a capital verification report by an authorized accountant in China confirming Party B's contribution of such equipment to the registered capital of the Joint Venture Company. Risk of loss of the Contributed Equipment shall remain in Party B only until such time as the Contributed Equipment has been effectively placed at the disposal of the Joint Venture Company in Party B's plant, in the Mallusk Facility.

     2.03. INSTALLATION AND STARTUP OF EQUIPMENT. The Joint Venture Company shall be responsible for the installation of the Contributed Equipment at its facility in Baoding, PRC. Party B shall assist the Joint Venture Company in the installation, set-up and debugging of the Contributed Equipment as contracted by the Joint Venture Company. For this purpose, the Joint Venture Company will use competent persons and will prepare such facility to receive the Contributed Equipment, including without limitation having available all necessary electrical, lighting and ventilation and connections for required electrical power, compressed air, gas and water. The costs of such installation and preparation will be borne by the Joint Venture Company. Party B shall provide certain training and technical services pursuant to the Technology Investment Contract. Party B also shall be responsible to provide a complete list of the Contributed Equipment, technical drawings of the Contributed Equipment, drawings and manuals for the installation of the production line and other information materials that are related to the installation and start-up of the Contributed Equipment.

     2.04. VALUE OF CONTRIBUTED EQUIPMENT

          (a) Subject to the terms of this Contract, the total value of the Contributed Equipment shall be Eight Million Sixteen Thousand United States Dollars (US$8,016,000).

          (b) Party B shall be deemed to have contributed Eight Million Sixteen Thousand United States Dollars (US$8,016,000) to the registered capital of the Joint Venture Company upon the issuance of a capital verification report by an authorized accountant in the PRC confirming Party B's contribution of equipment in such amount. Subject to consent by Party B, contributions of the Contributed Equipment may be verified in batches.

          (c) If the Contributed Equipment is appraised pursuant to PRC laws and regulations, the market value method shall be used if possible, and no references shall be made to the current book value of the Contributed Equipment, which may reflect factors unrelated to the actual value of the Equipment, such as accelerated depreciation for tax


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purposes.

          (d) The agreed value of each piece of the Contributed Equipment is set forth in ATTACHMENT 1 hereto and incorporated herein by reference.


                                   ARTICLE III
                              PARTY B'S WARRANTIES

     3.01. PARTY B'S WARRANTIES.

          (a) Party B warrants that the Contributed Equipment, which is of an advanced level in the industry, will conform to the descriptions set forth in this Contract and that the same shall be debugged by Party B under the supervision of a representative of the Joint Venture Company and delivered to the Joint Venture Company free and clear of all liens, encumbrances and security interests of third Parties.

          (b) Party B warrants that each of the Contributed Equipment shall operate steadily and shall not malfunction during a twenty-four (24) hour test period;

          (c) Party B warrants that the Contributed Equipment shall be free of major mechanical or design defects and that Party B shall be responsible for remedying any such major mechanical or design defect that arises during the first six (6) months of operation. The Joint Venture Company shall be responsible for the maintenance and normal wear of the Contributed Equipment resulting from the normal and intended use of the Contributed Equipment.

          (d) In addition, Party B warrants that the Contributed Equipment, when used together with all other equipment that may be required for completion of a production line, is capable of achieving the following targets when operated and maintained properly and consistently:

               (i) a cumulative process yield from film to completion of the final Bellcore(LCO) Cells or Bellcore(P1a) Cells of 70%;

               (ii) the final Bellcore(LCO) Cells or Bellcore(P1a) Cells shall not have greater than 2% failure rate after completion of quarantine and final testing; and

               (iii) a production capacity of 220,000 kg/yr of Powder(P1a), 100 million Whrs of P1a cathode film, and 25 million Whr/yr of Bellcore(LCO) Cells or Bellcore(P1a) Cell.

          (e) Party B shall have no further obligations regarding the production and output of the Contributed Equipment upon demonstration of the targets herein.

          (f) Party B's warranties and liabilities under this Contract shall at all times be subject to and limited by the relevant corresponding terms of the Technology Investment Contract.

     3.02. REMEDY. Subject to the Joint Venture's Right to return contributed equipment in accordance with Articles 4.02(d) and 4.03 hereof, Party B's


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sole liability, and Party A's and the Joint Venture Company's exclusive remedy, with respect to any matter relating to or in any way connected with this Contract and the transaction contemplated hereby, the Contributed Equipment or with respect to a breach of Party B's warranty contained in Article 3.01 above, shall be limited to Party B repairing or replacing (at Party B's option), within a commercially reasonable period of time from the date that notice is given, at Party B's own cost and expense, any items of non-conforming Contributed Equipment.


                                   ARTICLE IV
                            VERIFICATION OF EQUIPMENT

     4.01. METHOD OF VERIFICATION. For purposes of verifying Party B's warranties in Articles 3.01(b) and (c) above, verification shall be carried out as follows:

          (a) The Contributed Equipment shall operate for twenty-four (24) hours steadily and without malfunction following Production Startup;

          (b) One thousand (1000) cells shall be produced by the Contributed Equipment operating steadily and without malfunction following Production Startup; and

          (c) Verification personnel shall confirm that production of such one thousand (1000) cells conforms to Party B's warranties in Article 3.01(d) hereof.

     4.02 METHOD OF ACCEPTANCE.

          (a) If the Contributed Equipment is verified according the preceding procedure, representatives of Party A and Party B shall sign a verification certificate.

          (b) If the Contributed Equipment fails such verification procedure, the Joint Venture Company shall investigate the reasons for the failure, take any required measures and organize a second verification. If the Contributed Equipment passes a second verification procedure conducting according to Article
4.01 hereof, representatives of Party A and Party B shall sign a verification certificate.

          (c) If the Contributed Equipment fails such second verification procedure, the operation of such equipment shall be halted, and Party B, with the assistance of Joint Venture Company, shall investigate the reasons for the failure, take any required measures and organize a third verification. If any piece of the Contributed Equipment must be replaced, Party B shall replace such piece. If the Contributed Equipment passes the third verification procedure conducted according to Article 4.01 hereof, representatives of Party A and Party B shall sign a verification certificate.

          (d) If any piece of the Contributed Equipment fails the third verification procedure, then following consultation between Party A, Party B and the Joint Venture Company, the Joint Venture Company shall return the piece of equipment which failed to Party B and Party B shall refund the purchase price for such piece, together with shipping charges.

          (e) Verification certificates signed as indicated above shall be provided to


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Party A, Party B and the Joint Venture Company, and shall be effective evidence that the Contributed Equipment has passed verification and is accepted by the Joint Venture Company.

     4.03 UNUSED EQUIPMENT. If any piece of Contibuted Equipment remains unused for a continuous six (6) month period within two (2) years of Production Startup, the Joint Venture Company shall return such piece of equipment to Party B and Party B shall refund the purchase price for such piece, together with shipping charges.


                                    ARTICLE V
                         EFFECTIVE DATE AND TERMINATION

     5.01. EFFECTIVE DATE. This Contract shall become effective after it is approved by the Examination and Approval Authority, as such term is defined in the Joint Venture Contract.

     5.02. TERMINATION.

          (a) Party B shall have the right to terminate this Contract if the Contributed Equipment is appraised according to the requirements of PRC laws or regulations, the total appraised value varies more than 10% from the value agreed by the Parties as set forth in Article 2.04(a) hereof, and within thirty
(30) days of the issuance of the relevant appraisal the Parties do not agree to any other resolution. All Contributed Equipment shall be returned to Party B if this Contract is terminated pursuant to this provision, and the Parties shall also use their best efforts to terminate the Joint Venture Contract.

          (b) This Contract shall terminate if the Joint Venture Contract is terminated.


                                   ARTICLE VI
                    APPLICABLE LAW AND SETTLEMENT OF DISPUTES

     6.01. APPLICABLE LAW. In accordance with Article 126 of the CONTRACT LAW OF THE PEOPLE'S REPUBLIC OF CHINA, the parties hereto have agreed that this Contract shall be governed by, and interpreted in accordance with, the laws of the State of California, United States of America, excluding its rules governing conflicts of laws. The 1980 United Nations Convention on the International Sale of Goods is hereby expressly disclaimed.

     6.02. FRIENDLY CONSULTATIONS. In the event of any dispute, controversy or claim (collectively, "Dispute") arising out of or relating to this Contract, or the breach, termination or invalidity thereof, the Parties shall attempt in the first instance to resolve such Dispute through friendly consultations.

     6.03. ARBITRATION. Any Dispute between the parties relating to the validity, performance, construction or interpretation of this Contract that cannot be resolved amicably between the parties shall be submitted to binding arbitration in Singapore under the auspices of the Singapore International Arbitration Centre in accordance with the rules of that Centre for the time being in force. The arbitration shall be conducted as follows:


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          (i)  There shall be three (3) arbitrators, one (1) of whom shall be appointed by Party B, one (1) of whom shall be appointed by the Joint Venture Company, and (1) of whom shall be appointed by the arbitration tribunal.

          (ii) Any arbitration proceeding under this Article shall be conducted in English.

          (iii)After each Party has been afforded a reasonable opportunity to present written and testimonial evidence in support of its position in any such arbitration proceeding, the arbitrators shall issue their decision and award, which shall (i) be in writing, stating the reasons therefor, (ii) be final and binding upon the parties. Any arbitration award under this Article may be enforced in any court of competent jurisdiction.

          (iv) The prevailing Party in any proceeding brought by one Party against the other Party arising out of or in connection with this Contract shall be entitled to recover its legal expenses, including reasonable attorney's fees.

     6.04. CONTINUING RIGHTS AND OBLIGATIONS. When any Dispute occurs and when any Dispute is under arbitration, except for the matters under dispute, the Parties shall continue to exercise their other respective rights and fulfil their respective obligations under this Contract.

     6.05. ENFORCEMENT OF AWARD. In any arbitration proceeding, any legal proceeding to enforce any arbitration award and in any legal action between the parties pursuant to or relating to this Contract, each Party expressly waives the defense of sovereign immunity and any other defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state.


                                   ARTICLE VI
                                  MISCELLANEOUS

     7.01. INDEPENDENT CONTRACTOR. In the exercise of their respective rights, and the performance of their respective obligations under this Contract, the parties are, and shall remain, independent contractors. Nothing in this Contract shall be construed (i) to constitute the parties as principal and agent, partners, joint venturers, or otherwise as participants in a joint undertaking, or (ii) to authorize either Party to enter into any contract or other binding obligation on the part of the other Party hereto.

     7.02. WAIVER. The waiver by either Party to this Contract of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.

     7.03. NOTICES. All notices, reports and other communications between the parties shall be in writing and sent by registered air mail, postage prepaid and return receipt requested, or by courier service delivered mail, or by facsimile with a confirmation copy sent by registered air mail or courier service delivered mail to the address set forth at the beginning of this Contract or to other addresses as the parties may designate by written notice from time to time. The date of receipt of a notice, report, or other communication hereunder


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shall be deemed to be seven (7) days after the letter is given to the courier service or postal service, or one (1) working day after sending in the case of a facsimile, provided it is evidenced by a confirmation receipt and the confirmation letter is sent by courier service or postal service.

       Party A:      Baoding Fengfan Group Limited Liability Company
       Address:      No. 8 FuChang Road, Baoding City, Hebei Province, PRC
       Facsimile:    (0312) 3236562
                     Attention: Chairman of the Board

       Party B:      Valence Technology, Inc.
       Address:      301 Conestoga Way, Henderson, Nevada, 89015 U.S.A.
       Facsimile:    (702) 558-1310
                     Attention: General Counsel

All notices and communications between the Parties shall be in the English language.

     7.04. CAPTIONS. The subject headings of this Contract are included for purposes of convenience only, and shall not affect the construction or interpretation of any provision of this Contract.

     7.05. INTEGRATION AND MODIFICATION. This Contract contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous negotiations, commitments and writings. No modification or amendment to this Contract shall be binding upon the Parties unless in writing and executed by the duly authorized representative of each of the Parties. The use by either Party of Purchase Orders, Change Orders, Sales Orders, Sales Order Acknowledgments or the like shall not be deemed to modify this Contract or add to the terms hereof but shall only be for the purpose of confirming quantities, shipment dates or similar matters.

     7.06. NON-DISCLOSURE.

          (a) During the term of the Joint Venture Contract and for a period of five (5) years thereafter, Party A and the Joint Venture Company agree that they will keep confidential any information which they learn from Party B regarding the design or operation of the Contributed Equipment (the "Information"), provided that the foregoing restriction shall not apply to any of the Information which becomes part of the public domain other than by the acts of
(i) Party A or the Joint Venture Company, (ii) any of the persons or entities to whom the Joint Venture Company is permitted to disclose the Information as hereinafter provided, or (iii) any officers, directors or employees of Party A or the Joint Venture Company. Party A and the Joint Venture Company shall use all reasonable efforts to procure that their officers, directors and employees (other than persons who are employees of Party B or its affiliated companies) shall abide by and conform to the foregoing restriction and in addition will not use the Information for any purpose (except that employees of the Joint Venture Company may use the Information in connection with the business of the Joint Venture Company). Notwithstanding the foregoing, the Joint Venture Company may disclose the Information to persons or entities with which it contracts for the installation or repair of its Contributed Equipment to the extent that such disclosure is necessary, provided such persons or entities shall first have executed written undertakings requiring them and their officers, directors and employees to maintain the Information in confidence and not to use it


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for purposes other than those for which they were retained.

          (b) Simultaneously with the execution and delivery of this Contract, the Joint Venture Company shall sign and deliver to Party B a letter in the form of ATTACHMENT 2 hereto.

     7.07. TAXES. The parties shall do their best to minimize the customs duties and other taxes payable with respect to the Contributed Equipment. Any and all taxes, including custom duties, value-added taxes, and stamp taxes (other than taxes levied on Party B outside of the PRC, in connection with this Contract) shall be borne by the Joint Venture Company.

     7.08. SUCCESSORS AND ASSIGNS. The covenants, conditions and agreements contained in this Contract shall bind and inure to the benefit of Party B and the Joint Venture Company and their respective successors and assigns, provided that this Contract may not be assigned by either Party without the prior written consent of the other Party.

     7.09. LANGUAGE. This Contract is written and signed in the Chinese language in six (6) originals and in the English language in six (6) originals. Both language versions shall be equally authentic and valid. All communications between the parties related to this Contract shall be conducted in the English language.


IN WITNESS WHEREOF, the Parties hereto have caused this Contract to be duly executed on their behalf the year and day first hereinabove written.

PARTY A:
BAODING FENGFAN GROUP LIMITED LIABILITY COMPANY


   /s/ [Chinese Characters]
By ----------------------------------
Name:  Cheng Mengli
Title: Chairman and President


PARTY B:
VALENCE TECHNOLOGY, INC.



    /s/ Terry Standefer
By: ---------------------------------
Name: Terry Standefer
Title: Vice President Worldwide Operations


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